                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


WE CONSENT TO THE USE IN THIS REGISTRATION STATEMENT OF PANAMSAT CORPORATION ON AMENDMENT NO. 1 TO FORM S-4 OF OUR REPORT DATED JANUARY 10, 2002 (MARCH 7, 2002 AS TO THE PAS-7 INSURANCE CLAIM DESCRIBED IN NOTE 4, AND THE REFINANCING DESCRIBED IN NOTE 5; JULY 29, 2002 AS TO THE ADOPTION OF SFAS 142 DESCRIBED IN
NOTE 2, AND TO NOTE 11), APPEARING IN THE PROSPECTUS, WHICH IS PART OF THIS REGISTRATION STATEMENT.



WE ALSO CONSENT TO THE REFERENCE TO US UNDER THE HEADING "EXPERTS" IN SUCH PROSPECTUS.


DELOITTE & TOUCHE LLP
STAMFORD, CONNECTICUT
NOVEMBER 25, 2002